Exhibit 10.3

NEITHER THIS SENIOR CONVERTIBLE PROMISSORY NOTE (“NOTE”) NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR CONVERTIBLE PROMISSORY NOTE

Principal Amount:	US$______________	Effective Date: _______________

WHEREAS, on _____, 2024, Quhuo Limited, an exempted company in the Cayman Islands (the “Maker”), Longx Tech Limited, a company incorporated under the laws of British Virgin Islands (“Longx Tech”), Highland Vision Holding LTD, a company incorporated under the laws of British Virgin Islands (“Highland Vision”), Genan Tech Limited, a company incorporated under the laws of British Virgin Islands (“Genan Tech” and, together with Longx Tech and Highland Vision, the “Sellers”), and Quhuo International Trade (HK) Limited (“Quhuo International”), a company incorporated under the laws of Hong Kong, entered into certain equity acquisition agreement (the “Acquisition Agreement”), pursuant to which Maker agrees to acquire from Sellers, and Sellers agree to sell to Maker, all of Sellers’ right, title and interest in and to the issued and outstanding shares of Quhuo International (the “Equity Interest Acquisition”).

WHEREAS, the Maker and the Sellers agree that the Maker shall issue and transfer to Longx Tech, Highland Vision and Genan Tech convertible notes in consideration for the Maker’s purchase of the equity interest of Quhuo International from the Sellers.

FOR VALUE RECEIVED, the Maker promises to pay to the order of ____ or its registered assigns or successors in interest (the “Payee”) the Outstanding Balance in lawful money of the United States of America on Maturity Date (as defined in Section 3), in accordance with the terms and conditions set forth herein. This Note is issued and made effective as of the date set forth above (the “Effective Date”). Unless defined in Attachment 1 attached hereto and incorporated herein by this reference, capitalized terms used herein shall have the same meanings as those defined in the Acquisition Agreement.

1.	Interest Rate. Interest shall accrue at a simple rate of 1.0% per annum on the Outstanding Balance under this Note for the period commencing on and from the Effective Date until the Outstanding Balance is fully repaid or converted as contemplated hereby (the “Final Repayment Date”). Interest shall be due and payable on each anniversary of the Effective Date and on the Final Repayment Date, and shall be calculated based on a 365-day year for the actual number of days elapsed.

2.	Payments.

(a)	All payments of principal and interest under this Note shall be paid in lawful money of the United States of America or equivalent Renminbi to the Payee, made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

(b)	So long as no Event of Default (as defined below) has occurred, the Maker shall have the right, exercisable on not less than one (1) Business Day prior written notice to the Payee to prepay the Outstanding Balance of this Note, in part or in full, in accordance with this Section 2(b). Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Payee at its registered address or through email and shall state: (i) that the Maker is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than one (1) Business Day from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Maker shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Payee as may be specified by the Payee in writing to the Maker. If the Maker exercises its right to prepay this Note, the Maker shall make payment to the Payee of an amount in cash, unless otherwise agreed by both parties, equal to the then Outstanding Balance of this Note being prepaid (the “Optional Prepayment Amount”). In the event the Maker delivers the Optional Prepayment Amount to the Payee prior to the Optional Prepayment Date, the Optional Prepayment Amount shall not be deemed to have been paid to the Payee until the Optional Prepayment Date. In the event the Maker delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is one (1) Business Day from the date that the Optional Prepayment Amount was delivered to the Payee.

3.	Maturity Date. The Outstanding Balance under this Note shall, subject to the provisions for conversion and rescission hereof, as applicable, mature and be due and payable in full on the earlier of (1) ____, 2026, or (2) the date on which the ListCo consummates the initial public offering or the date on which the ListCo determines not to conduct an initial public offering of its securities (the “Maturity Date”).

4.	Ranking. Unless fully converted, this Note constitutes direct, unconditional and unsubordinated obligations of the Maker. This Note ranks (i) senior in right of payment to any of the Maker’s future indebtedness that is expressly subordinated in right of payment to this Note, (ii) pari passu with the claims of all of the Maker’s other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to individuals or companies generally.

5.	Conversion. This Note may be convertible into Class A ordinary shares of the Maker, par value US$0.0001 per share (the “Class A Ordinary Shares”) (such converted shares, “Conversion Shares”) on the terms and conditions set forth in this Section 5 (the “Conversion”)

(a)	Automatic Conversion Upon Qualified IPO. If the ListCo consummates a Qualified IPO on or prior to the Maturity Date, unless Payee indicates otherwise pursuant to Section 6, the Outstanding Balance of this Note shall automatically convert into a number of fully paid and nonassessable Class A Ordinary Shares (the “Qualified IPO Conversion Shares”) equal to (x) the Outstanding Balance divided by (y) a conversion price calculated at eighty percent (80.0%) of the lowest closing price of the last thirty (30) trading days immediately prior to the Effective Date (the “Conversion Price”).

(b)	Automatic Conversion Upon Non-Qualified IPO. If the ListCo consummates an initial public offering that is not a Qualified IPO on or prior to the Maturity Date, unless Payee indicates otherwise pursuant to Section 6, the Outstanding Balance of this Note shall automatically convert into a number of fully paid and nonassessable Class A Ordinary Shares (the “Non-QIPO Conversion Shares”) as calculated with reference to the following conversion formula:

(i)	the number of Non-QIPO Conversion Shares is calculated by dividing (x) the amount of the Adjusted Outstanding Balance being converted by (y) the Conversion Price;

(ii)	the amount of Adjusted Outstanding Balance is calculated by (x) the amount of the Outstanding Balance multiplied by the quotient of the ListCo’s market capitalization as of the closing date of such Non-Qualified IPO by US$150,000,000, minus (y) the Adjusted LIDA Balance; and

(iii)	the amount of Adjusted LIDA Balance is calculated by (x) the amount of US$8,892,400, multiplied by (y) one (1) minus the quotient of the ListCo’s market capitalization as of the closing date of such Non-Qualified IPO by US$150,000,000, then multiplied by (z) one-third.

(c)	Voluntary Conversion. At any time between the Effective Date and 11:59 p.m. Eastern Time on the Business Day immediately preceding the Maturity Date, Payee has the right, in its sole discretion, at any time prior to payment in full of the Outstanding Balance of this Note, provided that the automatic conversion of this Note in accordance with Section 5(a) or Section 5(b) has not occurred, to convert the Outstanding Balance into a number of fully paid and nonassessable Class A Ordinary Shares at a price per share equal to the Conversion Price (the “Voluntary Conversion Shares”).

(d)	Subdivision or Combination of Class A Ordinary Shares. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Class A Ordinary Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Class A Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(e)	Lock-up Upon Conversion. The Payee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Conversion Shares or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Conversion Shares without the prior written consent of the Maker (i) in the event of an Automatic Conversion upon Qualified IPO or an Automatic Conversion Upon Non-Qualified IPO, for a period commencing from the Conversion Date and ending on the 180 days after the completion of an initial public offering of the ListCo, or (ii) in the event of a Voluntary Conversion, for a period commencing from the Conversion Date and ending on the earlier of (x) 180 days after the completion of an initial public offering of the ListCo, or (y) two years after the Conversion Date (the “Lock-up Period”).

(f)	Surrender of Voluntary Conversion Shares. In the event of a Voluntary Conversion, if the ListCo consummates an initial public offering that is not a Qualified IPO following the Voluntary Conversion but prior to the end of the Lock-up Period, the Payee agrees to surrender to the Maker, and the Maker agrees to accept from the Payee, a number of Voluntary Conversion Shares (“Surrendered Shares”) equal to the difference between the number of the Voluntary Conversion Shares and the number of Adjusted Voluntary Conversion Shares (as calculated with reference to the following formula), free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind. The Payee shall receive no consideration for the Surrendered Shares.

(i)	the number of Adjusted Voluntary Conversion Shares is calculated by dividing (x) the amount of the Adjusted Outstanding Balance being converted by (y) the Conversion Price;

(ii)	the amount of Adjusted Outstanding Balance is calculated by (x) the amount of the Outstanding Balance multiplied by the quotient of the ListCo’s market capitalization as of the closing date of such Non-Qualified IPO by US$150,000,000, minus (y) the Adjusted LIDA Balance; and

(iii)	the amount of Adjusted LIDA Balance is calculated by (x) the amount of US$8,892,400, multiplied by (y) one (1) minus the quotient of the ListCo’s market capitalization as of the closing date of such Non-Qualified IPO by US$150,000,000, then multiplied by (z) one-third.

(g)	Conversion Procedure.

(i)	Automatic Conversion Procedure. If this Note is to be automatically converted pursuant to Section 5(a) or 5(b), written notice shall be delivered to Payee at the address last shown on the records of the Maker for Payee or given by Payee to the Maker for the purpose of notice, notifying Payee of the Conversion to be effected, specifying the Conversion Price, the Outstanding Balance of the Note to be converted, the date on which such Conversion is expected to occur and calling upon Payee to surrender to the Maker, in the manner and at the place designated, the Note. The Maker shall, as soon as practicable thereafter, issue and deliver to Payee or its Permitted Designee a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of Conversion Shares to which Payee shall be entitled upon such Conversion, including a check payable to Payee for any cash amounts payable as described in Section 5(f)(iii).

(ii)	Voluntary Conversion Procedure. Subject to the terms and conditions set forth in this Section 5(c), the Payee may exercise the right of Conversion by delivering a notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to Maker by any method set forth in Section 16. The Maker shall, as soon as practicable thereafter, issue and deliver to Payee or its Permitted Designee a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of Conversion Shares to which Payee shall be entitled upon such Conversion, including a check payable to Payee for any cash amounts payable as described in Section 5(f)(iii).

(iii)	Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Maker issuing any fractional shares to Payee upon the Conversion, the Maker shall pay to Payee an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Maker shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Maker for cancellation.

(iv)	Restrictive Legend. The Conversion Shares shall bear a restrictive legend and that the Payee may not transfer such Conversion Shares except pursuant to an effective registration statement covering the resale of such shares, or pursuant to an exemption from registration requirement under the Securities Act.

6.	Rescission. In the event that (i) a Voluntary Conversion has not occurred prior to the Maturity Date pursuant to Section 5(c) and (ii) Payee notifies Maker on a written notice no less than ten (10) business days prior to the completion of an initial public offering of the ListCo that Payee desires not to convert the Outstanding Balance pursuant to Section 5(a) or Section 5(b), as the case may be, (x) Maker shall pay the Outstanding Balance to Payee in full, or (y) Payee shall have the right to rescind the sale to Maker all of Payee’s right, title and interest in and to the issued and outstanding shares of Quhuo International pursuant to the Acquisition Agreement as mutually agreed upon Maker and Payee, in which case Maker and Payee shall promptly take all actions as may be necessary or desirable to give effect to the rescission and to restore to each Maker and Payee its rights, powers and obligations as in existence immediately prior to the Equity Interest Acquisition, including execution by Maker of such assignments, transfers and other documents and instruments as may be necessary or desirable to convey, assign and transfer back to Payee of the issued and outstanding shares of Quhuo International sold by Payee, and execution by Maker and Payee of such documents and instruments as may be necessary or desirable to relieve each party for any liabilities existing on the Maturity Date.

7.	Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Maker fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Maker fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Maker or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Maker becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Maker makes a general assignment for the benefit of creditors; (f) Maker files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Maker, which is not cured within sixty (60) calendar days; (h) any representation, warranty or other statement made or furnished by or on behalf of Maker to Payee herein, in the Acquisition Agreement, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; or (i) Maker, or any affiliate of Maker breaches any covenant or other term or condition contained in the Acquisition Agreement in any material respect.

8.	Defaults. At any time following the occurrence of a Trigger Event, Payee may, at its option, send written notice to Maker demanding that Maker cure the Trigger Event within five (5) Trading Days. If Maker fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

9.	Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Payee may accelerate this Note by written notice to Maker, with the Outstanding Balance becoming immediately due and payable in cash applying the Default Interest. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (c), (d), (e), (f) or (g) of Section 6, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of such Trigger Event shall become immediately and automatically due and payable in cash, subject to any applicable cure period as set forth under Section 7 and Section 8, without any written notice required by Payee for the Trigger Event to become an Event of Default. For the avoidance of doubt, Payee may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Payee need not provide, and Maker hereby waives, any presentment, demand, protest or other notice of any kind, and Payee may immediately but subject to any applicable cure period as set forth under Section 7 and Section 8, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Payee at any time prior to payment hereunder and Payee shall have all rights as a holder of the Note until such time, if any, as Payee receives full payment. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Payee’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Maker’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

10.	Voting Rights. The Payee shall have no voting rights as the holder of this Note.

11.	Unconditional Obligation; No Offset. Maker acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Maker not subject to offset, deduction or counterclaim of any kind. Maker hereby waives any rights of offset it now has or may have hereafter against Payee, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

12.	Amendment; Waiver. No amendment hereto or waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

13.	Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

14.	Dispute Resolution. Maker and Payee agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to or regarding this Agreement including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of Maker and Payee within thirty (30) days after either Maker or Payee has raised the Dispute for negotiation, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this section. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

15.	Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16.	Assignments. Maker may not assign this Note without the prior written consent of Payee. Any Class A Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Payee without the consent of Maker, subject to the Lock-up Period and any transfer limitations of any applicable laws; provided, however, that, in the event such Class A Ordinary Shares are to be issued in a name other than the name of the Payee, this Note when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Payee, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. This Note may not be offered, sold, assigned or transferred by Payee without the consent of Maker, and upon such consent, the Payee shall surrender this Note to the Maker within three (3) Trading Days of the date on which the Payee delivers an Assignment Form to the Company assigning this Note in full.

17.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Payee:

_________

If to Maker:

Quhuo Limited

3F, Building A, Xin'anmen, No. 1 South Bank

Huihe South Street, Chaoyang District Beijing

People’s Republic of China

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

18.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

Quhuo Limited

By:
Name:	Leslie Yu
Title:	Chairman and Chief Executive Officer

Agreed and acknowledged:

By:
Name:
Title:

DEFINITIONS and INTERPRETATIONS

For purposes of this Note, the following terms shall have the following meanings:

“Conversion Date” means the date upon which the Conversion contemplated under Section 5 is completed.

“Conversion Shares” means, collectively, the Qualified IPO Conversion Shares, the Non-QIPO Conversion Shares and the Voluntary Conversion Shares.

“Note” shall have the meaning ascribed to it in the Preamble.

“ListCo” means Quhuo International or its overseas holding company.

“Outstanding Balance” means as of any date of determination, the unpaid principal balance of the Note, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus accrued but unpaid interest, fees, charges, collection and enforcement costs (including reasonable attorneys’ fees) incurred by Payee.

“Permitted Designee” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity which directly, legally and beneficially owns any issued and outstanding equity securities of Payee.

“Qualified IPO” means a bona fide underwritten public offering of the ordinary shares of the ListCo that results in the ListCo’s market capitalization as of the closing date of such bona fide underwritten public offering being equal to at least US$150 million.

“Trigger Event” means any Trigger Event occurring under Section 7.

Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

References to “writing” and “written” include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

Exhibit A

CONVERSION NOTICE

The above-captioned Payee hereby gives notice to Quhuo Limited, (the “Maker”), pursuant to that certain Convertible Promissory Note made by the Maker in favor of the Payee (the “Note”), that Payee elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Class A Ordinary Shares of Maker as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth in the Note. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Payee in its sole discretion, Payee may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of Conversion: ____________

B. Conversion #: ____________

C. Conversion Amount: __________

D. Conversion Price: _______________

E. Conversion Shares: _______________ (C divided by D)

F. Remaining Outstanding Balance of Note: ____________*

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

To the extent the Conversion Shares are not able to be delivered to Payee electronically via the DWAC system, deliver all such certificated shares to Payee via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

ASSIGNMENT FORM

(To assign the foregoing Note, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Phone Number:

Email Address:

Dated: _______________

Payee’s Signature:

Payee’s Address: